UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011 (February 7, 2011)
SENSIVIDA MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-07405	22-1937826
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

150 Lucius Gordon Drive, Suite 110 West Henrietta, NY		14586
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 413-9080

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The registrant ("SensiVida") entered into a Placement Agent Agreement dated September 29, 2010 with J.P. Turner & Company, LLC ("JP Turner") under which JP Turner was appointed exclusive placement agent and financial advisor to SensiVida for a 12 month period from October 1, 2010, the date of execution of the Placement Agent Agreement.  Under the Placement Agent Agreement JP Turner agreed to use its best efforts to sell between $8,000,000 to $10,000,000 of SensiVida's securities, which JP Turner determined would be through a series of tranches involving the sale of Series B convertible preferred stock that are convertible at any time into shares of SensiVida's shares of common stock at an exercise price of $.35 per share and a three year warrant convertible into 50% of SensiVida's shares of common stock into which the Series B preferred stock is initially convertible (the "Offering").  The Placement Agent Agreement was subject to JP Turner's completion of its due diligence investigation of SensiVida to JP Turner's satisfaction, a process that was concluded February 3, 2011.

Under the terms of the Placement Agent Agreement, JP Turner will receive (i) cash commissions aggregating 10% of the gross proceeds of the Offering, (ii) a management fee of 3% of the gross proceeds of the Offering, (iii) an expense allowance fee of 3% of the gross proceeds of the Offering for providing certain services as lead placement agent, (iv) a five-year warrant to purchase up to 450,000 common shares of SensiVida’s common stock with an exercise price equal to the initial conversion price of the Series B Stock issued in the Offering and (v) a five-year warrant to purchase that number of SensiVida's shares of common stock equal to 16% of the gross proceeds received by SensiVida through introductions by JP Turner to purchasers of the securities divided by the initial conversion price with an exercise price equal to the initial conversion price of the Series B Stock issued in the Offering. The Company was also required to pay a $50,000 nonrefundable fee to JP Turner as required by the Placement Agent Agreement of which it has paid $25,000 and will pay the remaining $25,000 after sales commence.

The foregoing is a summary of the material terms of the Placement Agent Agreement which is qualified in its entirety by the Placement Agent Agreement, a copy of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Exhibits and Financial Statements.

 (d)           Exhibits

10.1	Placement Agent Agreement dated September 29, 2010 between SensiVida Medical Technologies, Inc. and J.P. Turner & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2011	SensiVida Medical Technologies, Inc.

	By:	/s/ Jose Mir
Jose Mir

President